EXHIBIT 99.1

Harris Corporation Names Robert K. Henry Chief Operating Officer;
Jeremy C. Wensinger and Daniel R. Pearson Named Group Presidents of Harris Government Segments

MELBOURNE, Florida, May 21, 2007 — Harris Corporation (NYSE), an international communications and information technology company, has named Robert K. Henry to the newly created position of executive vice president and chief operating officer. Henry, 59, previously was executive vice president and president of the Government Communications Systems Division. He will continue to oversee the company’s government businesses in addition to providing leadership to a broader group of corporate functions, including research and development, technology transfer, acquisition integration, facilities, supply chain management, manufacturing, information systems, government affairs, contracts and security.

Jeremy C. Wensinger, 43, has been named group president – Government Communications Systems. He will lead the company’s civil agency programs, intelligence agency programs and technical services programs, and manage the shared engineering, operations and business development and strategic marketing resources pool for the government businesses. Daniel R. Pearson, 55, has been named group president – Defense Communications and Electronics. He will lead the company’s Department of Defense programs, RF Communications and international systems programs. Both Wensinger and Pearson will continue to report to Henry.

Tim Thorsteinson, president of the Broadcast Communications Division, will continue to report to Howard L. Lance, chairman, president and chief executive officer of Harris. Lance also will continue to represent Harris as a member of the Board of Directors of Harris Stratex Networks, Inc.

Effective with its fiscal year 2008, which begins July 2, 2007, the company’s segment reporting will be adjusted to reflect the new organization structure. The four segments will include Government Communications Systems, Defense Communications and Electronics, Broadcast Communications, and Harris Stratex Networks.

“Bob is well qualified for this expanded leadership role,” said Lance. “His focus on the day-to-day execution of our company-wide business strategies for technology, information systems and the supply chain will drive further improvement in our operating performance and create new value for Harris customers and shareholders. Dan and Jeremy will remain focused on driving top-line growth across our government businesses by investing in new products, developing new systems capabilities, and expanding served markets, including international.”

Henry joined Harris in 1997 as vice president and general manager – Government Communications Systems. He was appointed president of Government Communications Systems in 1999, and was promoted to his most recent position in 2006. Prior to joining Harris, Henry held senior management positions with Lockheed Martin, General Electric and RCA. He earned a bachelor’s degree in Electrical Engineering from the University of Pittsburgh, and a MBA from Frostburg University.

Wensinger most recently was responsible for the civil agency, intelligence agency and technical services programs within Government Communications Systems. Previously, he was president of Harris Broadcast Communications Division. He joined Harris in 1989 and has held a number of senior management positions in Government Communications Systems. He holds a bachelor’s degree in business administration from Bowling Green State University and a MBA from the University of South Florida.

Pearson previously was president of Harris Department of Defense programs. He also served as president of the company’s former Network Support Division. He joined Harris in 1977 and has held a number senior management positions in Government Communications Systems. He has a bachelor’s degree in electrical engineering from the University of Pittsburgh.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has annual revenue of about $4 billion and more than 14,000 employees — including more than 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications™ products, systems, and services for global markets, including government communications, RF communications, broadcast communications, and wireless transmission network solutions. Additional information about Harris Corporation is available at www.harris.com

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Editors Note: High resolution photos are available from the following links: Robert Henry, Jeremy Wensinger, and Daniel Pearson
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.